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                                                                    EXHIBIT 10.2

                          MACK-CALI REALTY CORPORATION
                           AGREEMENT TO VOTE AND PROXY

         THIS AGREEMENT TO VOTE AND PROXY (this "AGREEMENT") dated as of June 27, 2000, is by and between Thomas F. August, Richard J. Bartel, as trustee of TFA Grantor Retained Annuity Trust and as trustee of MJA Grantor Retained Annuity Trust (collectively "SHAREHOLDER"), and Mack-Cali Realty Corporation ("MACK-CALI").

                                    RECITALS

         A. Mack-Cali, Mack-Cali Realty, L.P., a Delaware limited partnership ("MACK-CALI PARTNERSHIP"), Prentiss Properties Trust, a Maryland real estate investment trust ("PRENTISS") and Prentiss Properties Acquisition Partners, L.P., a Delaware limited partnership ("PRENTISS PARTNERSHIP"), are entering into an Agreement and Plan of Merger of even date herewith (the "MERGER AGREEMENT"), pursuant to which (i) Prentiss Partnership shall be merged with and into Mack-Cali Partnership and (ii) Prentiss shall be merged with and into Mack-Cali (the "MERGER").

         B. As of the date hereof, Shareholder owns, beneficially and of record, of the outstanding common stock, par value $.01 per share, of Prentiss (the "COMMON STOCK") set forth on Exhibit A hereto (such shares of Common Stock and any additional shares of Common Stock owned in the future by Shareholder being herein referred to as the "SHARES").

         C. In consideration of Mack-Cali's agreement to enter into the Merger Agreement, Shareholder (i) agrees to vote the Shares in favor of the Merger (subject to the irrevocable proxy provided for in SECTION 2 hereof (the "PROXY")), and (ii) grants to Mack-Cali the Proxy covering the Shares to vote in favor of the Merger, all in accordance with the terms set forth in this Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:

         1. VOTING AGREEMENT.

                  1.1 AGREEMENT TO SUPPORT MERGER. Shareholder agrees to vote the Shares in favor of the Merger, pursuant to the terms of the Merger Agreement, at the Prentiss Shareholders Meeting (as defined in the Merger Agreement).

                  1.2 APPLICABILITY OF VOTING AGREEMENT. The voting agreement contained in SECTION 1.1 shall apply to the Shares whether or not owned by Shareholder.

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         2. PROXY WITH RESPECT TO SHARES. Shareholder hereby irrevocably appoints Mack-Cali as its attorney and proxy, with full power of substitution, to vote in such manner as such attorney and proxy or its substitute shall, in its sole discretion, deem proper, and otherwise act with respect to all of the Shares which it is entitled to vote at any meeting of shareholders (whether annual or special and whether or not an adjourned meeting) of Prentiss; PROVIDED, HOWEVER, that Shareholder grants a proxy hereunder only with respect to the following matters that may be presented to the shareholders of Prentiss (the "DESIGNATED MATTERS"): (i) votes with respect to the Merger and the Merger Agreement; (ii) votes with respect to any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Prentiss under the Merger Agreement; (iii) votes with respect to any action or agreement that would impede, interfere with, delay, postpone or attempt to discourage the Merger and the Merger Agreement, including, but not limited to, (a) any reorganization or liquidation involving Prentiss, (b) any change in the board of trustees of Prentiss, except as otherwise agreed to in writing by Mack-Cali, or (c) any material change in the present capitalization of Prentiss; (iv) votes relating to any other material change in the corporate structure or business of Prentiss; and (v) votes in favor and approval of the matter Shareholder has agreed to vote in favor of in SECTION 1.1 hereof. This proxy is irrevocable, is coupled with an interest sufficient in law to support an irrevocable proxy and is granted in consideration of and as an inducement to cause Prentiss to enter into the transactions contemplated by the Merger Agreement. This proxy shall revoke any other proxy granted by Shareholder at any time with respect to the Shares and no subsequent proxies will be given by Shareholder with respect to the Shares while the Proxy is in effect. In addition, if subsequent to the date hereof Shareholder is entitled to vote the Shares for any purpose, it shall take all actions necessary to vote the Shares pursuant to instructions received from Mack-Cali; PROVIDED, HOWEVER, that the provisions of this sentence shall only apply to the Designated Matters. This proxy shall apply to the Shares whether or not owned by Shareholder.

         3. LEGENDS. The stock certificates representing the Shares shall bear the following legend until the voting agreement contained in SECTION
1.1 terminates: -----------

         "The shares represented by this Certificate are subject to a voting agreement and proxy pursuant to an Agreement to Vote and Proxy, dated June 27, 2000, between Thomas F. August, Richard J. Bartel, as trustee of TFA Grantor Retained Annuity Trust and as trustee of MJA Grantor Retained Annuity Trust, and Mack-Cali Realty Corporation, and any amendments thereof. A copy of such agreement is on file at the principal place of business of Prentiss Properties Trust ("Prentiss") and a copy will be provided to the holder hereof at no cost upon written request to the corporate secretary of Prentiss."

         4. REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER. Shareholder represents and warrants to Mack-Cali as follows:

                  4.1 OWNERSHIP OF SHARES. On the date hereof, the Shares are all of the shares of Prentiss' Common Stock currently beneficially owned by Shareholder. Shareholder does not have any rights to acquire any additional shares of Prentiss' Common Stock other than pursuant to existing stock options granted under Prentiss stock option plans. Until the termination of this Agreement, Shareholder shall not sell or otherwise transfer any of the Shares; provided, however,


                                       2
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Shareholder may sell any or all of his Shares and/or options to acquire Shares immediately prior to the Merger. Shareholder has good, valid and marketable title to the Shares, free and clear of all liens, encumbrances, restrictions, options, warrants, rights to purchase and claims of every kind (other than the encumbrances created by this Agreement, bona fide loan transactions, restrictions on transfer under applicable Federal and state securities laws and restrictions on transfer created by any plans of Prentiss under which such Shares were issued).

                  4.2 POWER; BINDING AGREEMENT. Shareholder has the full legal right, power and authority to enter into and perform all of Shareholder's obligations under this Agreement. The board of trustees of Prentiss has taken all necessary action to approve the transactions contemplated by this Agreement pursuant to Section 3-602 of the Maryland General Corporation Law. The execution and delivery of this Agreement by Shareholder has been authorized by Shareholder and will not violate any other agreement to which Shareholder is a party, including, without limitation, any voting agreement, shareholders agreement, voting trust or proxy. This Agreement has been duly executed and delivered by Shareholder and constitutes a legal, valid and binding agreement of Shareholder, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws, now or hereafter in effect affecting creditors' rights and remedies generally or general principles of equity. Neither the execution nor delivery of this Agreement nor the consummation by Shareholder of the transactions contemplated hereby will (i) require any consent or approval of or filing with any governmental or other regulatory body except for filings on
Schedule 13D under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), or (ii) constitute a violation of, conflict with or constitute a default under, any contract, commitment, agreement, understanding, arrangement or other restriction of any kind to which Shareholder is a party or by which Shareholder is bound.

         5. TERMINATION. This Agreement (other than SECTION 6) shall terminate on the earliest of:

                           (a) the date on which Mack-Cali and Shareholder
mutually consent to terminate this Agreement in writing;

                           (b) upon the consummation of the transactions
contemplated by the Merger Agreement; or

                           (c) prior to the consummation of the transactions
contemplated by the Merger Agreement, upon the termination of the Merger Agreement pursuant to its terms.

         6. EXPENSES. Each party hereto will pay all of its expenses in connection with the transactions contemplated by this Agreement.

         7. NOTICE OF ADDITIONAL SHARES. Shareholder agrees, while this Agreement is in effect, to notify Mack-Cali promptly of the number of any shares of Prentiss' Common Stock acquired by Shareholder after the date hereof.


                                       3
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         8. NOTICES. All notices or other communications required or permitted hereunder shall be in writing (except as otherwise provided herein) and shall be deemed duly given when received by delivery in person, by telecopy or by certified mail, postage prepaid, or by an overnight courier service, addressed as follows:

                  If to Mack-Cali:

                           Mack-Cali Realty Corporation
                           11 Commerce Drive
                           Cranford, New Jersey  07016
                           Attention:  Mitchell E. Hersh
                           Telecopy:  (214) 969-4343

                           with copies to:

                           Pryor, Cashman, Sherman & Flynn L.L.P.
                           410 Park Avenue, 10th Floor
                           New York, New York  10022
                           Attention:  Blake Hornick
                           Telecopy:  (212) 326-0806

                  If to Shareholder:

                          Prentiss Properties Trust
                          3890 West Northwest Highway, Suite 400
                          Dallas, Texas  75220
                          Attention:  General Counsel
                          Telecopy:  (214) 654-5818

                           with copies to:

                           Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                           1700 Pacific Avenue, Suite 4100
                           Dallas, Texas  75201
                           Attention:  Michael E. Dillard, P.C.
                           Telecopy:  (214) 969-4343

         9. ENTIRE AGREEMENT; AMENDMENT. This Agreement, together with the documents expressly referred to herein, constitutes the entire agreement among the parties hereto with respect to the subject matter contained herein and supersedes all prior agreements and understandings among the parties with respect to such subject matter. This Agreement may not be modified, amended, altered or supplemented except by an agreement in writing executed by the party against whom such modification, amendment, alteration or supplement is sought to be enforced.


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         10. ASSIGNS. This Agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties.

         11. GOVERNING LAW. This Agreement, and all matters relating hereto, shall be governed by, and construed in accordance with the laws of the State of Maryland without giving effect to the principles of conflicts of laws thereof.

         12. INJUNCTIVE RELIEF. The parties agree that in the event of a breach of any provision of this Agreement, the aggrieved party may be without an adequate remedy at law. The parties therefore agree that in the event of a breach of any provision of this Agreement, the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of such provision, as well as to obtain damages for breach of this Agreement and such aggrieved party may take any such actions without the necessity of posting a bond. By seeking or obtaining such relief, the aggrieved party will not be precluded from seeking or obtaining any other relief to which it may be entitled.

         13. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same document.

         14. SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable such provision shall be interpreted to be only so broad as is enforceable.

         15. FURTHER ASSURANCES. Each party hereto shall execute and deliver such additional documents as may be necessary or desirable to consummate the transactions contemplated by this Agreement.

         16. THIRD PARTY BENEFICIARIES. Nothing in this Agreement, expressed or implied, shall be construed to give any person other than the parties hereto any legal or equitable right, remedy or claim under or by reason of this Agreement or any provision contained herein.

                [The remainder of this page is intentionally left blank.]


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         IN WITNESS WHEREOF, Mack-Cali and Shareholder have each caused this
Agreement to be executed by their duly authorized officers as of the date and year first above written.

                              MACK-CALI REALTY CORPORATION


                              By: /s/ Mitchell E. Hersh
                                 ----------------------------------
                              Name: Mitchell E. Hersh
                                   --------------------------------
                              Title: Chief Executive Officer
                                    -------------------------------



                             SHAREHOLDERS


                             /s/ Thomas F. August
                             ---------------------------------------
                             Thomas F. August


                             /s/ Richard J. Bartel
                             ---------------------------------------
                             Richard J. Bartel
                             as trustee of TFA Grantor Retained Annuity Trust


                             /s/ Richard J. Bartel
                             ---------------------------------------
                             Richard J. Bartel
                             as trustee of MJA Grantor Retained Annuity Trust


                                       6
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                                    EXHIBIT A

                                THOMAS F. AUGUST
                              BENEFICIAL OWNERSHIP

OWNERSHIP IN PRENTISS PROPERTIES TRUST                               AMOUNT
--------------------------------------                               ------

Shares of Common Stock                                              230,750
Shares Held by TFA Grantor Retained Annuity Trust                    58,259
Shares Held by MJA Grantor Retained Annuity Trust                    58,259
                                                              --------------

  TOTAL                                                             347,268
                                                              ==============